UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest reported)	July 17, 2009

QUADRA PROJECTS INC.
(Exact name of registrant as specified in its chapter)

NEVADA	000-53156	450588917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

6130 Elton Avenue, Las Vegas, Nevada		89107
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		1-888-597-8899

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

( ) Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
( ) Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))
( ) Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

As used in this current report, the terms “we”, “us”, “our” and the “Company” refer to Quadra Projects Inc.

Item 1.01. Entry into a Material Definitive Agreement QES 2000 Distribution Agreement

The Company’s wholly owned subsidiary Quadra Energy Systems Inc. (“QES”), a Belize corporation, entered into a material agreement dated the 17th day of July 2009 with Ecobiosol Energy Inc. (“EEI”), a Nevada corporation, wherein EEI was appointed as exclusive distributor for QES’s QES 2000 waste to energy systems in North America (the “Territory”), provided however, QES, or its affiliated companies shall be entitled to establish their own or joint venture with third parties up to 10 QES waste to energy system plants in the Territory. The term of the Agreement is for 10 years which term could be extended for additional 5 year terms unless written notice of termination is delivered by either party no less than 30 days prior to the expiration of the then current term. The Agreement requires that EEI purchase a minimum of two QES systems in year 1 and thereafter a minimum of ten QES Systems in each year during the then current term.

The Agreement further provides EEI and its affiliates, the right at EEI’s option to become an operator of certain QES waste to energy plants as well as a distributor, on the condition that should EEI or any of its affiliates elect to become an operator of one or more QES waste to energy system plants, a royalty of 5% shall be paid to QES on all gross revenues exceeding $1,000,000 generated from each QES waste to energy plant operated by EEI.

The Agreement further provides that EEI shall provide a full service distribution center, service maintenance team, sales team and finance department to support credit terms for purchases or leasing of QES 2000 waste to energy systems in the Territory and to jointly promote the marketing of the QES waste to energy system with QES.

Further, the Company and QES and EEI have entered into another material agreement dated the 17th of July 2009 wherein EEI agreed to subscribe to a private placement of the Company’s shares on the following terms:

1.	Upon the first closing date, being the 1st day of August 2009, the purchase of 715,000 shares at a purchase price of $0.35 per share for an aggregate purchase price of $250,250.

2.	Upon the second closing date, being the 1st day of September 2009, the purchase of 715,000 shares at a purchase price of $0.35per share for an aggregate purchase price of $250,250.

3.	Upon the first third closing date, being the 1st day of October 2009, the purchase of 500,000 shares at a purchase price of $0.50 per share for an aggregate purchase price of $250,000.

4.	Upon the forth closing date, being the 1st day of November 2009, the purchase of 500,000 shares at a purchase price of $0.50 per share for an aggregate purchase price of $250,000.

Concurrently with the signing of the agreement EEI placed on order with QES for the initial purchase of 1 QES 2000 waste to energy system.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUADRA PROJECTS INC.

Date : July 22, 2009	By : /s/ Claude Diedrick
Claude Diedrick,
President and CEO